SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 18, 2003

Northern States Power Co. (a Minnesota corporation)

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

000-31709	41-1967505

(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minn.	55401

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-99.01 System Participation Power Sale Agreement

Item 5. Other Events

Northern States Power Co., a Minnesota corporation (the Company), has entered into a System Participation Power Sale Agreement (the Agreement), dated Aug. 1, 2002, by and between the Company and The Manitoba Hydro-Electric Board, a Manitoba Crown Corp. The Agreement was approved by the Minnesota Public Utilities Commission on March 18, 2003. Manitoba Hydro will provide up to 500 megawatts of electric capacity, and make available 160,000 megawatt hours or more of electricity during any rolling consecutive 28 day period. The System Participation Power Sale Agreement is attached as Exhibit 99.01.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.01	System Participation Power Sale Agreement (portions filed confidentially pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern States Power Co. (a Minnesota Corporation)

/s/ RICHARD C. KELLY Richard C. Kelly Vice President and Chief Financial Officer

March 25, 2003